UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 10, 2011, the Company’s Audit Committee, in consultation with the Company’s management and its independent accounting firm, McGladrey & Pullen, LLP, concluded that the Company  did not use the proper method  to calculate earnings per share in its financial statements included in the Company’s previously filed Annual Report on Form 10-K for the years ended December 31, 2009 and 2010 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009, September 30, 2009, March 31, 2010, June 30, 2010, and September 30, 2010 (collectively, these reports are referred to as the “2009 and 2010 Company Reports”) and that as a result these financial statements should no longer be relied upon. Specifically, the basic earnings per share calculation on the income statement will need to be changed to reflect the fact that the Company is now using a two class method for calculating earnings per share.  This change does not impact the diluted earnings per shares for the quarter ended June 30, 2011, but reduces basic earnings per share by $0.01 for the quarter ended June 30, 2011 and is also expected to have an impact on historical basic earnings per share, but an immaterial impact on diluted earnings per share. In addition, the recalculation of the Company’s earnings per share does not impact the Company’s revenues, operations and cash flows in any way.

Additionally, after consulting with the Company’s Audit Committee on August 10, 2011 and with the Company’s auditors and former auditors, EisnerAmper, LLP, management concluded on August 15, 2011, that certain of the Company’s warrants have received improper accounting treatment and should have been reflected as liabilities on the balance sheets included in the 2009 and 2010 Company Reports and the 10-Q for the period ended March 31, 2011 (as opposed to a component of equity). As a result of this improper accounting treatment, the financial statements in 2009 and 2010 Company Reports and the Form 10Q for the period ended March 31, 2011 should no longer be relied upon. Specifically, the change in treatment of the warrants will result in a change to the equity and liability portions of the balance sheet  and could result in a gain or loss on the fair market carrying value of the warrants which could impact net income and earnings per share on the income statement.

As soon as a determination regarding these items is made, a complete earnings report will be released.

As a result of the above, as soon as practicable, the Company will file with the Securities and Exchange Commission  amendments to its 2009 and 2010 Annual Reports and its quarterly reports for the 2009, 2010 quarters and the quarter ended March 31, 2011. The Company expects to file its 10-Q for the quarter ended June 30, 2011 as soon as practicable. Management is considering, and will continue to evaluate, the effect of the facts leading to the error on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures.  A final conclusion with respect to the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures has not been made,  The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings.

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which represent the Company’s expectations or beliefs concerning various future events, may contain words such as “may”, “will”, or “intends”, or other words indicating future results. Such statements may include but are not limited to statements concerning amendments to the Company’s previously filed Annual or Quarterly Reports, information included in the Company’s financial statements, and the intended filing date of the Company’s Annual Report on Form 10-K. The potential risks and uncertainties associated with these forward-looking statements include risks related to the Company’s internal controls, its compliance with regulations, accounting principles and public disclosure, and other risks and uncertainties described in its public filings with the Securities and Exchange Commission, available at www.websense.com/investors. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: August 15, 2011	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer

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